2Q 2025 Investor Presentation July 24, 2025

2 Safe Harbor This presentation may contain certain forward-looking statements about Arrow Financial Corporation (“Arrow” or the “Company”). Forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, as amended, include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. We are not obligated to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10-K”), other filings with the SEC, and the second quarter 2025 earnings release issued July 24, 2025 (the “2Q Earnings Release”).

3 Table of Contents • 2Q 2025 Results and Performance Metrics • Non-Interest Income/Expense • Loans • Deposits/Funding Sources • Credit Quality • Investments • Capital Actions and Strategy • Overview and History

2Q 2025 Results

5 2Q25 Summary Financial information provided in this document is unaudited. Please refer to the 2Q25 Earnings Release for a reconciliation of any non-GAAP measures. 1Refer to 1Q25 Investor Presentation for more information on 1Q credit event Return on Average Assets 1.00% Earnings Per Share $0.65 FTE NIM 3.16% vs. 3.08% in 1Q Return on Average Equity 10.66% 3Q Dividend increase to $0.29 per share (+3.6% over 2Q) Tangible Book Value per Share $23.23 Continued, but slower NIM expansion in 2H25 Low NPLs post 1Q credit event1 – no further signs of material stress in portfolio In July 2025, we successfully completed the system conversation and operational merger of our two bank subsidiaries (“Unification”).

6 Highlights  Net income of $10.8 million, or $0.65 per share  FTE 2Q25 NIM of 3.16% vs. 3.08% for 1Q25  ROA of 1.00%; trending higher absent unification spend  Excluding 1Q credit event, net charge-offs were 0.04% for 2Q25 and 0.07% YTD  Efficiency Ratio lowered to 63.4%; Excluding non-core unification spend the ratio is 60.6%  2Q25 is last quarter with significant unification related spend  2Q25 $1.1 million (EPS - $0.05); YTD $1.7 million (EPS - $0.08)  2Q25 loan growth ~$8M, impacted by charge-off of previously reserved CRE participation  Consistent with 1Q25 after adjusting for impact of charge-off  In 2Q25, repurchased $5.1M of shares (~197K shares at avg. cost of $26.06 per share), YTD repurchases are $8.5 million (~324.5K shares at avg. cost of $26.23 per share) Headwinds/Opportunities  (-) Economic and policy uncertainty  (-) Federal Reserve staying on sidelines  (+) Liability sensitive balance sheet will benefit from rate cut(s) Other  In July 2025, additional $5.0 million authorized for potential future share repurchases  Total availability of $6.5M Financial information provided in this document is unaudited. Please refer to the 2Q25 Earnings Release for a reconciliation of any non-GAAP measures.

7 Investment Rationale • Continued expansion of Net Interest Margin • ROA on sustainable path to exceed 1% • Seeking M&A Opportunities • Absent M&A, committed to Return of Capital to Investors  Share repurchases (significant YTD activity and future purchases subject to Price/TBV target)  Announced dividend increase for 3Q’25 (+3.6%) • Diversified Revenue Sources  Core Banking (including expansion of residential loan sale activity resumed in 2H24)  Commercial, Residential, Consumer (Indirect Auto)  Wealth Management  Insurance • Tailwinds  Positive core operating leverage  Non-core items in rear-view mirror or winding down (Unification)

2Q 2025 Consolidated Financial Statements

Linked Quarter and Comparative YTD

UNAUDITED
Dollars in millions, except per share data

Income Statement	2Q25	1Q25	Fav/(Unfav) Var[1]
Total Interest Income	$ 51.6	$ 50.4	1.2
Total Interest Expense	19.0	19.0	0.0
Net Interest Income	32.5	31.4	1.1
Non-Interest Income	7.6	7.8	(0.2)
Non-Interest Expense	25.6	26.0	0.4
Pre-Tax, Pre-Provision Net Revenue[2]	$ 14.5	$ 13.2	1.3
Provision for Credit Losses	$ 0.6	$ 5.0	4.4
Pre-Tax Income	$ 13.9	$ 8.1	5.8
Income Tax Expense	$ 3.1	$ 1.8	(1.3)
Reported Net Income	$ 10.8	$ 6.3	4.5
EPS	$ 0.65	$ 0.38	0.27

Income Statement	YTD 2Q25	YTD 2Q24	Fav/(Unfav) Var[1]
Total Interest Income	$ 101.9	$ 94.6	7.3
Total Interest Expense	38.0	41.0	3.0
Net Interest Income	63.9	53.6	10.3
Non-Interest Income	15.4	15.7	(0.3)
Non-Interest Expense	51.7	47.3	(4.4)
Pre-Tax, Pre-Provision Net Revenue[2]	$ 27.6	$ 22.0	5.6
Provision for Credit Losses	$ 5.6	$ 1.4	(4.2)
Pre-Tax Income	$ 22.0	$ 20.6	1.4
Income Tax Expense	$ 4.9	$ 4.3	(0.6)
Reported Net Income	$ 17.1	$ 16.3	0.8
EPS	$ 1.03	$ 0.97	0.06

[1] Variances are rounded based on actual whole dollar amounts
[2] Pre-tax, pre-provision net revenue per share is a non-GAAP metric and excludes provision for loan losses and income tax expense

ARROW Financial Corporation
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9 2Q 2025 Consolidated Financial Statements 1 Variances rounded based on actual whole dollar amounts UNAUDITED Dollars in millions, except per share data Linked Quarter Balance Sheet 2Q25 1Q25 4Q24 2Q25 vs 1Q251 2Q25 vs 4Q241 Cash & Cash Equivalents $ 268.4 $ 301.4 $ 154.5 (33.0) 113.9 Investment Securities 528.4 553.0 570.8 (24.6) (42.4) Loans Receivable, net 3,390.6 3,379.1 3,360.9 11.5 29.7 All Other Assets 227.3 215.4 220.1 11.9 7.2 Total Assets $ 4,414.7 $ 4,448.9 $ 4,306.3 (34.2) 108.4 Total Deposits $ 3,929.3 $ 3,968.2 $ 3,827.9 (38.9) 101.4 Total Borrowings 33.6 33.6 33.6 0.0 0.0 Other Liabilities 43.3 42.7 43.9 0.6 (0.6) Total Liabilities $ 4,006.2 $ 4,044.5 $ 3,905.4 (38.3) 100.8 Equity $ 408.5 $ 404.4 $ 400.9 4.1 7.6 Total Liabilities & Equity $ 4,414.7 $ 4,448.9 $ 4,306.3 (34.2) 108.4

10 Net Interest Margin 1 1Yield includes the impact of deferred fees and amortization of loan origination costs 2FTE NIM has historically been 1-2 bps higher than NIM reported under GAAP 2.98% 2.63% 2.55%2.55% 2.62% 2.69% 2.79% 2.85% 3.08% 3.16% 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 All NIM 2024 and beyond presented on a fully taxable equivalent basis (FTE2) 2.67% 2.62% 2.69% 2.79% 2.85% 3.08% 3.16% 4.62% 5.01% 5.17% 5.27% 5.30% 5.30% 5.36% 1.43% 2.06% 2.12% 2.12% 2.15% 1.96% 1.96% 2023 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 NIM Average Loan Yield for the Period Shown Cost of Deposits Strong NIM expansion through 2Q • YTD NIM expansion driven by loan repricing and deposit rate management • Further expansion expected, but moderating absent rate cuts  2H25 NIM expansion expected from loan repricing (e.g., Indirect portfolio)  Additional NIM upside if Fed enacts rate cuts

11 2Q 2025 YTD 2025 EPS $0.65 $1.03 FTE Net Interest Margin 3.16% 3.12% Profitability Net Revenue $40.1 million $79.3 million Return on Average Assets (ROA) 1.00% 0.80% Return on Average Equity (ROE) 10.66% 8.51% $3.4 billion of gross loans 87.2% loan-to-deposit ratio Balance Sheet $3.9 billion of deposits 6.99% wholesale funding ratio 1.00% Allowance for Credit Losses (ACL) 0% digital deposits $23.23 Fully Diluted Tangible Book Value per Share Capital 8.72% Tangible Common Equity (TCE) Ratio 2025 Reported Results & Key Metrics YTD impact of 1Q25 Credit Event, Unification efforts ROA (20) bps ROE (213) bps TCE (10) bps TBV ($0.26)

Non-Interest Income/Expense

13 2Q 2025 Non-Interest Income • Wealth Management assets under management (AUM) increased by ~$36M YTD  Net account activity – new business less closed accounts – increased YTD AUM by ~$22M  Market performance increased YTD AUM by ~$14M • Insurance revenue up YoY due to rising premiums and prior year A&B acquisition  100% retention of acquired A&B book of business through 2Q25 • Interchange fees increased in 2Q25 • Other Income impacted by valuation adjustments to “Other Assets” balance sheet line Dollars in thousands June 30, 2025 March 31, 2025 June 30, 2024 Fees for Other Services to Customers $ 2,787 $ 2,600 $ 2,706 Fiduciary Activities/Wealth Management 2,398 2,535 2,451 Insurance Commissions 1,804 1,826 1,662 Other Operating Income 620 878 1,037 Total Non-Interest Income $ 7,609 $ 7,839 $ 7,856 Three Months Ended

14 2Q 2025 Non-Interest Expense • 2Q25 included Unification expenses of ~$1.1 million • Unification expenses were primarily comprised of project management (legal & professional) and information technology costs related to the July 2025 system conversion and operational merger Dollars in thousands June 30, 2025 March 31, 2025 June 30, 2024 Compensation & Benefits $ 14,086 $ 13,555 $ 13,036 Occupancy & Equipment 1,952 2,022 1,774 Data Processing & Technology 5,589 5,087 4,734 Advertising & Contributions 419 376 278 Legal & Professional 972 2,007 926 FDIC Assessment 649 670 698 Fraud Expenses 38 387 (362) All Other Expenses 1,947 1,941 2,234 Total Non-Interest Expense $ 25,652 $ 26,045 $ 23,318 Three Months Ended

Operating Expenses — Efficiency Trends


68.8%
67.7%
66.5%
63.4%
2023
2024
1Q 2025
2Q 2025

- **Operating efficiency trends on the right track**
  - **Ongoing expense reviews**
  - **Non-core items in rear-view mirror or winding down (Unification)**
  - **Operating expenses to benefit (cost reduction/avoidance) from post-unification cost savings**
- **Excluding non-core items[1], 2024 Efficiency Ratio would be ~65.9%**
- **Excluding unification expenses, Efficiency Ratio would be:**
  - **1Q25 ~64.9%**
  - **2Q25 ~60.6%**

ARROW Financial Corporation

[1]2024 included several non-core items - Unification charges, loss on sale of AFS securities repositioning, acquisition-related expenses and carryover expenses related to 2022 Form 10-K filing delays

15

Loans

17 Loan Portfolio Composition Commercial (C&I)1 10.6% Commercial Real Estate (CRE) 17.8% Consumer 32.4% Residential Real Estate (RRE) 39.2% • No single relationship represents more than ~1.75% of total loans as of June 30, 2025 • CRE concentration ratio of ~135% of risk-based capital • CRE loans not in major metropolitan areas • C&I portfolio can be a source of deposit growth Total Loan Portfolio ~ $3.4 billion 1Commercial (C&I) includes owner-occupied real estate loans. RRE and total loans do not include fair value (“FV”) hedge mark of $3.2M in 2Q25.

18 $2,624 $2,983 $3,207 $3,392 $3,422 Loan Balances $316 $350 $357 $359 $361 $442 $497 $544 $596 $609 $921 $1,065 $1,112 $1,119 $1,109 $946 $1,071 $1,194 $1,318 $1,342 2021 2022 2023 2024 2Q 2025 RRE Consumer CRE C&I Dollars in millions Loan Growth Across All Portfolios 1Refer to 1Q25 Investor Presentation for more information on 1Q Credit Event. Balances exclude all Paycheck Protection Plan loans. CRE excludes owner-occupied real estate loans. Owner-occupied real estate loans shown as part of the C&I portfolio. RRE and total loans do not include FV hedge mark of $5.8M, $2.2M, and $3.2M in 2023, 2024, and 2025, respectively. • YTD loan growth of ~$29M or 1.7% (annualized) • YTD loan growth of ~$44M, or 2.6%, excluding $15M reduction due to 1Q credit event1 ~8.9% CAGR

19 • Loan origination rates exceed portfolio rates • Consumer (Indirect Auto) main driver of future NIM expansion absent rate cuts • C&I and CRE rates are affected by “lumpiness” of origination volume & pay downs • RRE rates trending higher despite increased loan sales from current originations Loan Exit Rate Trends 1Loan exit rate is the point in time rate in effect at the end of the reporting period 1 2Q24 3Q24 4Q24 1Q25 2Q25 Consumer 5.99% 6.19% 6.32% 6.44% 6.55% CRE 5.38% 5.38% 5.31% 5.32% 5.29% C&I 5.27% 5.36% 5.36% 5.37% 5.42% RRE 4.51% 4.61% 4.66% 4.70% 4.77% Total Loans 5.25% 5.35% 5.40% 5.45% 5.51% Consumer CRE C&I RRE June Avg. Origination Rates 6.77% 6.57% 6.57% 6.49%

20 Loan Yields $2.67 $2.74 $2.85 $2.93 $2.98 $3.01 $3.07 $3.14 $3.21 $3.26 $3.32 $3.33 $3.39 $3.41 $3.42 3.82% 3.90% 3.85% 4.09% 4.13% 4.32% 4.57% 4.70% 4.86% 5.02% 5.17% 5.27% 5.30% 5.30% 5.36% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Loan Balance Average Loan Portfolio Yield for the Periods Shown Dollars in billions Pre 2021 4.60% 2021 3.71% 2022 4.55% 2023 6.55% 2024 7.01% 2025 6.83% Rate by Vintage ~46% of balances are 2023-2025 vintages 1Yield includes the impact of deferred fees and loan origination costs amortization Portfolio exit rate was 5.51% as of June 30, 2025 1

Consumer Loan Portfolio



Dollars in millions
3.87%
3.84%
3.83%
4.10%
4.02%
4.26%
4.61%
4.83%
5.11%
5.36%
5.61%
5.79%
6.08%
6.06%
6.17%
$921
$977
$1,031
$1,056
$1,065
$1,073
$1,088
$1,108
$1,112
$1,126
$1,139
$1,120
$1,119
$1,119
$1,109
4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25
Period-End Loan Balance
Average Loan Portfolio Yield[1] for the Period Shown

Portfolio rates at June 30, 2025 - 6.55%
Rate excludes the impact of deferred fees/loan origination costs

- ~99.6% of the portfolio are collateralized auto loans; only $4 million in unsecured personal loans
- Auto loans sourced through a network of ~500 dealers in New York and Vermont with customers extending beyond those states
- ~20% of dealers drive the majority of volume
- Loans are underwritten/credit scored by Arrow
- Nearly 100% of auto loans are fully amortizing, fixed-rate loans
- >74% of auto loan balances have customers with FICO scores >700
- Average portfolio FICO score is 741; Average debt to income ratio ~31%; average LTV[2] is 88%
- Less than 5% have FICO scores <620
- Annual losses over last 5 years were 9-20 bps
- ~26% new, ~74% used vehicles exposure

~$35M of portfolio turns over each month

[1]Yield includes the impact of deferred fees and loan origination costs amortization
[2]Based on MSRP or used National Automobile Dealers Association (NADA) retail value at time of origination

ARROW Financial Corporation
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22 Commercial Real Estate Portfolio $442 $441 $455 $468 $497 $507 $519 $529 $543 $555 $561 $562 $596 $606 $609 4.90% 5.08% 5.19% 4.88% 5.07% 5.18% 5.25% 5.18% 5.15% 5.26% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Period-End Loan Balance Average Loan Portfolio Yield for the Period Shown Dollars in millions • CRE excludes owner-occupied real estate loans • CRE loans extended to businesses/borrowers primarily located in our regional market area • No CRE exposure to large metropolitan areas – e.g., no NYC exposure • As of June 30, 2025: – ~$190 million, or ~31%, of CRE loans are variable-rate loans or are fixed-rate loans that reprice within 12 months – Non-owner occupied Office exposure accounted for ~7% of CRE and <2% of total loans – Non-owner occupied Retail exposure accounted for ~13% of CRE and ~2% of total loans outstanding – Total Hotels and Motels exposure accounted for ~26% of CRE and <5% of total loans outstanding – The majority of the `and other residential investment properties 1 Yield includes the impact of deferred fees and loan origination costs amortization 1 Portfolio rates at June 30, 2025 - 5.29% Rate excludes the impact of deferred fees/loan origination costs

23 C&I Portfolio $316 $334 $346 $350 $350 $344 $352 $354 $359 $358 $360 $365 $359 $353 $361 4.35% 4.57% 4.89% 5.38% 5.53% 5.66% 5.81% 5.88% 5.71% 5.74% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Period-End Loan Balance Average Loan Portfolio Yield for the Period Shown Dollars in millions • C&I includes owner-occupied real estate loans • C&I loans extended to businesses/ borrowers primarily located in our regional market area • C&I portfolio a potential source for deposit acquisition • As of June 30, 2025: • ~$68 million, or ~19%, of C&I loans are either variable-rate loans or fixed-rate loans that reprice within 12 months 1Yield includes the impact of deferred fees and loan origination costs amortization 1 2Q25 exit rates at 5.42% vs 1Q25 at 5.37% Rate excludes deferred fees/origination costs, which are yield accretive for this portfolio

Residential Real Estate Loans



Dollars in millions
3.73% 3.71% 3.70% 3.78% 3.80% 4.10% 4.17% 4.25% 4.52% 4.57% 4.67% 4.77% 4.66% 4.71% 4.70%
$946 $967 $1,012 $1,051 $1,071 $1,081 $1,111 $1,148 $1,194 $1,218 $1,255 $1,287 $1,318 $1,336 $1,342
4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25
Period-End Loan Balance
Average Loan Portfolio Yield[1] for the Period Shown

- RRE loan balances exclude FV hedge mark
- One-to-four family RRE secured by first or second mortgages on residences and home equity lines located in our market area
- LTV generally does not exceed 80% at time of origination (lower of purchase price or appraised value)
- Loans exceeding 80% LTV at origination require private mortgage insurance or other guarantees
- ~ $36M, or <3%, of RRE loan portfolio is for construction purposes
- ~9% of the portfolio are home equity lines
- As of June 30, 2025:
  - ~$114 million, or ~8%, of RRE loans are either variable-rate loans or fixed-rate loans that reprice within 12 months

As of June 30, 2025, the average rate in the Residential Mortgage portfolio was ~4.53% and the Home Equity Line portfolio rate was ~7.06%, resulting in overall portfolio rate of ~4.77%

Rates exclude the impact of deferred fees/ origination costs

ARROW Financial Corporation

[1]Yield includes the impact of deferred fees and loan origination costs amortization.

24

Deposits/Funding Sources

26 Deposit Balances – Excl. Brokered CDs 27.0% 27.2% 28.0% 26.4% 27.4% 24.3% 23.3% 22.7% 25.2% 23.6% 48.7% 49.5% 49.3% 48.4% 49.0% 2022 2023 2024 1Q 2025 2Q 2025 Non-Municipal Municipal Business Dollars in billions $3.50 $3.51 $3.56 $3.67 $3.63 1Q25 deposit balances reflect seasonal surge of municipal deposits

27 Deposit Balances – Excl. Brokered CDs 23.9% 21.5% 19.8% 19.0% 20.3% 28.5% 22.8% 22.8% 25.2% 24.4% 41.6% 41.8% 42.7% 41.8% 40.9% 6.0% 13.9% 14.7% 14.0% 14.4% 2022 2023 2024 1Q 2025 2Q 2025 Deposit Balances Time Deposits Savings Deposits Interest-Bearing Checking Noninterest-Bearing Dollars in billions $3.50 $3.51 $3.56 $3.67 $3.63 Interest-bearing checking reflects the impact of seasonal municipal deposits and successful efforts to grow the commercial accounts base

28 Funding Sources and 2Q 2025 Exit Rates • Continue strong pricing discipline • 6-month CD special repriced to 3.85% APR / 3.89% APY in July • ~$365 million of CDs maturing/repricing over next 6 months – but impact is averaging less than 10bps based on current CD special vs. portfolio rates Dollars in millions Balance Rate Balance Rate Balance Rate Balance Rate Demand (Non-Interest Bearing) $ 301 0.00% $ 425 0.00% $ 10 0.00% $ 736 0.00% Interest Bearing Checking 317 0.09% 279 3.00% 289 0.38% 884 1.10% Savings and Money Market 728 1.34% 248 3.01% 509 3.86% 1,485 2.48% Time Deposits 429 3.46% 44 3.28% 50 2.60% 524 3.36% Core Deposits $ 1,775 1.40% $ 996 1.74% $ 858 2.57% $ 3,629 1.77% Brokered CDs - Net of Swap Effect 300 3.95% Total Deposits $ 1,775 1.40% $ 996 1.74% $ 858 2.57% $ 3,929 1.94% Other Borrowings 14 1.38% Junior Subordinated Obligations - TRUPS 20 3.43% Total Deposits and Borrowings $ 1,775 1.40% $ 996 1.74% $ 858 2.57% $ 3,963 1.94% Consumer Business Municipal Total

29 Core Deposit Analysis Balance Exit Rate Balance Exit Rate Balance Exit Rate Demand (Non-Interest Bearing) $736 0.00% $697 0.00% $39 0.00% Interest Bearing Checking $884 1.10% $924 1.02% -$40 0.08% Savings and Money Market $1,485 2.48% $1,532 2.53% -$47 -0.05% Time Deposits $524 3.36% $514 3.44% $10 -0.08% Total $3,629 1.77% $3,668 1.80% -$39 -0.03% 2Q 2025 1Q 2025 Variance • Disciplined pricing continues to favorably impact core deposit (exit) rates • Growth in demand deposit balances

Credit Quality

Credit Quality

Dollars in millions

Non-Performing Loans (NPL) / Gross Loans



0.66%
0.64%
0.66%
0.62%
0.56%
0.19%
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
$21.4
$21.1
$21.9
$21.0
$19.0
$6.4

- **$15M commercial loan participation removed from loan balances as a result of foreclosure and partial charge-off in 2Q25 (reserved in 1Q25)[1]**
- **YTD annualized charge-offs were 30bps; 7bps excluding credit event described above**
  - **2Q25 net charge-offs were 49bps; 4bps excluding the credit event described above**
- **Allowance for credit losses is 1.00%**
- **Allowance to NPL coverage of 533%**

[1]The remaining loan balance has been reclassified to Other Assets after the participating banks assumed control of the collateral properties and appointed a property manager to manage the day-to-day activities while exploring further options. The properties itself are being held in an unconsolidated LLC in which Arrow has an ownership interest equivalent to its rights under the former loan participation. As previously disclosed, the properties are generating positive cash flow and a majority is tenant occupied..

ARROW Financial Corporation
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32 Delinquent Loan Trends 0.43% 0.45% 0.51% 0.68% 0.57%0.58% 0.62% 0.76% 0.56% 0.61% 0.60% 0.60% 0.53% 0.58% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Delinquent Loans to Total Loans – Excl. 1Q25 Credit Event Delinquency trends remain benign

33 Allowance for Credit Losses $33,598 ($5,020) $5,020 $293 $300 $34,191 4Q 2024 Net Charge-Offs Net Charge-Offs Loan Growth & Model Calculation Specific Reserve 2Q 2025 YTD 2025 Allowance for Credit Loss Walk Provision for Credit Losses $5.6M  In 2Q25, CECL model was updated for latest loss history and related attributes, resulting in > $2 million reallocation of allowance from residential portfolio to the commercial portfolios

Investments

35 • During 2Q25 book yield increased 15bps to 3.11% while duration increased from 3.08 to 3.36 years • AFS additions of ~$39.6M in 2Q25 at average yield of ~5.31% Investment Portfolio – AFS and HTM 1 1 Unrealized Gain/(Loss) on HTM for informational purposes only – not reflected in OCI Dollars in thousands June 30, 2025 1.58 1.23 0.67 1.05 3.36 Duration 3.14 1.65 4.01 3.36 2.39 4.95 3.70 1.21 1,935$ 4.48% 3.51 25,000$ (380) Agency CMO Municipal - Local Other Total AFS US Treasuries 7.02% 7.29% 3.06% 0 17 (23,530)$ Market Value 24,620 41,193 24,408 1,929 1,870 24,407 200 6,017 447,678$ 3,220$ 98,179$ 100,114$ Category 62,781$ 6,470 6,272 (198) 3.51% 335,359 310,455 (24,904) 2.57% Unrealized Gain / (Loss)1 Book Yield 2.92% Current Book Value 25,000 Total Investments US Agencies 200 6,000 471,208$ 3,298$ Agency MBS (24,331)$ 2.38% 2.58% 70,027$ Agency MBS Agency CMO Municipal Municipal - Local Total HTM 40,530 70,828$ (78)$ (59) Expected Run-Off by EOY 0 26,464 295 3.93 Wtd Avg Remaining Life 1.72 4.73 3.77 7,350 2,466 11,022$ 2.39 8.98 4.35 1.28 1.70 1.28 0.67 1.08 0 0 51,759$ 773$ 433 542,036$ 517,705$ 2.69% 4.92% 3.44% 3.11% (663) (1) (801)$

Capital Actions and Strategy

37 Capital & Ownership • Declared 3Q25 Dividend of $0.29 per share; 48th consecutive quarter of dividends • Additional $5.0 million authorized for potential future share repurchases • YTD 2025 Share Repurchase Activity  YTD, ~$8.5M of stock repurchases o ~324.5K shares at an average price of $26.23  2Q25, ~$5.1M of stock repurchases o ~196.5K shares at an average price of $26.06 • Stock Ownership as of June 30, 2025  Approximately 16.5M shares outstanding:  Management – Approximately 0.5%  Directors – Approximately 1%  Employees – Approximately 5% a) Employee Stock Ownership Plan, b) Employee Stock Purchase Plan and c) Equity Incentives  The above percentages do not include approximately 55K in unvested restricted stock awards

38 $22.40 $1.03 ($0.56) ($0.10) $0.46 $23.23 4Q 2024 Net Income Dividends AOCI Stock Repurchases 2Q 2025 2025 TBV/Share Walk Fully Diluted Tangible Book Value (TBV)

39 Capital Position 9.64% 12.73% 13.37% 14.51% 8.72% 9.61% 12.59% 13.23% 14.48% 8.56% 4.00% 4.50% 6.00% 8.00% 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% 14% 15% 16% Tier 1 Leverage Ratio Common Equity Tier 1 Capital Tier 1 Risk-Based Capital Total Risk-Based Capital Tangible Common Equity Capital Ratios – Arrow Financial Corporation1 Minimum Regulatory Capital Ratios 1Q 2025 2Q 2025 1 Regulatory capital ratios are estimated, subject to finalization as part of the current quarter Call Report

40 Capital Position 9.26% 12.93% 12.93% 14.07% 9.24% 12.75% 12.75% 14.00% 4.00% 4.50% 6.00% 8.00% 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% 14% 15% 16% Tier 1 Leverage Ratio Common Equity Tier 1 Capital Tier 1 Risk-Based Capital Total Risk-Based Capital Capital Ratios – Arrow Bank1 Minimum Regulatory Capital Ratios 1Q 2025 2Q 2025 1 Regulatory capital ratios are estimated, subject to finalization as part of the current quarter Call Report

Overview and History

42 Financial Snapshot 2019 2020 2021 2022 2023 2024 YTD 2025 Total assets $3,184,275 $3,688,636 $4,027,952 $3,969,509 $4,169,868 $4,306,348 $4,414,719 Loans $2,386,120 $2,595,030 $2,667,941 $2,983,207 $3,212,908 $3,394,541 $3,424,754 Loan-to-deposit ratio 91.2% 80.2% 75.1% 85.3% 87.1% 88.7% 87.2% ROA 1.24% 1.17% 1.28% 1.21% 0.74% 0.70% 0.80% Efficiency ratio 57.08% 52.80% 54.16% 54.26% 68.81% 67.68% 64.94% Net non-interest expense/avg. assets 2.22% 2.02% 2.00% 2.01% 2.28% 2.27% 2.39% NIM 3.05% 2.99% 2.97% 3.03% 2.65% 2.72% 3.11% Tier 1 Leverage Ratio 9.98% 9.07% 9.20% 9.80% 9.84% 9.60% 9.64% ROE 13.17% 12.77% 14.09% 13.55% 8.29% 7.72% 8.51% TBV per share $16.48 $18.32 $20.41 $19.37 $21.06 $22.40 $23.23 Net interest income $88,049 $99,202 $110,355 $118,343 $104,832 $111,732 $63,890 Net income $37,475 $40,827 $49,857 $48,799 $30,075 $29,711 $17,115 EPS $2.23 $2.41 $2.92 $2.86 $1.77 $1.77 $1.03 Dollars in thousands, except per share amounts

43 Our Profile • Bank holding company • Arrow Bank National Association • Upstate Agency, LLC • Wealth Management Services • $4.4 billion in assets • 550 plus employees • Primary service area population of more than 1.1 million Insurance Offices Bank Branches 938

44 Our History 1851 Glens Falls Bank opened for business in a newly constructed building on Ridge Street 1932 Changed name to Glens Falls National Bank and Trust Company 1949 Broke ground at 250 Glen Street — our current headquarters 1981 Glens Falls National Bank went public on NASDAQ as GFAL 1983 Formed Arrow Bank Corporation (now Arrow Financial Corporation) and trading began on NASDAQ as AROW

45 Our History 1988 Formed Saratoga National Bank and Trust Company and expanded footprint 1999 Surpassed $1 billion in assets 2004 Bought first insurance agency 2001 Added to the Russell 2000 Index 2021 Topped $4 billion in assets 2018 Consolidated our insurance business into the Upstate Agency brand 2012 Reached $2 billion in assets 2024 Unified banking subsidiaries to form Arrow Bank National Association

46 President and Chief Executive Officer Mr. DeMarco joined the Company in 1987 as a commercial lender and since that time has served in positions of increasing responsibility within the organization. In 2012, he was named President and CEO of Saratoga National Bank, now named Arrow Bank. In May 2023, he was named President and CEO of Arrow Financial Corporation and Glens Falls National Bank, now named Arrow Bank. He holds a bachelor’s degree in finance from the University of Texas at Austin. Mr. DeMarco is a graduate of the Adirondack Regional Chamber of Commerce’s Leadership Program and the Stonier Graduate School of Banking. He serves as a Director of the Company and Arrow Bank and sits on the boards of various non-profits dedicated to healthcare and economic development. David S. DeMarco, President and CEO

47 Experienced Leadership Team Mr. Ivanov joined the Company in 2023 with more than 30 years of experience in Financial Planning & Analysis, Controllership, SOX, Financial Reporting and Treasury. Mr. Ivanov previously served as CFO for Bankwell Financial Group, helping it almost double in size over six-plus years to $3.3 billion. He has held CFO positions at Darien Rowayton Bank and for Doral Bank’s U.S. Operations. He began his career with Ernst & Young and held accounting/ finance positions at PepsiCo, GE Capital and Bridgewater Associates. Mr. Ivanov holds an MBA and bachelor’s degree in accounting and finance from the University of South Florida. He is also Six Sigma Black Belt certified. Penko Ivanov, Senior Executive Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer Mr. Wise joined the Company in 2016 as Senior Vice President of Administration for Glens Falls National Bank, now named Arrow Bank. He has since been promoted to Senior Executive Vice President and Chief Risk Officer of the Company. He has more than 30 years of experience building and leading both community banks and bank-owned insurance agencies. Mr. Wise previously served as Vice President and CISO for The Adirondack Trust Company and acted as Executive Vice President, COO for Wise Insurance Brokers, Inc. He has extensive experience in designing, implementing and managing workflows and delivering operational efficiency. He holds a bachelor’s degree from Boston University’s School of Management. Andrew J. Wise, Senior Executive Vice President, Chief Risk Officer Mr. Yrsha joined the Company in 2015. He currently is the Chief Banking Officer and oversees the strategic direction of the Retail Banking unit, which includes retail deposits and lending, business development, consumer payments, business services, municipal banking, as well as small business and retail lending. In addition, Marc oversees the Wealth Management division and Marketing. Prior to joining our Company, Mr. Yrsha spent time in retail leadership, retail and commercial lending at large regional and community banks within the Arrow footprint. Mr. Yrsha is active in the community serving in leadership roles on a variety of boards. He is a graduate of Castleton University in Vermont and the Adirondack Regional Chamber of Commerce’s Leadership Adirondack Program. Marc Yrsha, Senior Executive Vice President, Chief Banking Officer

48 Experienced Leadership Team Ms. Pancoe joined the Company in 2018 as Director of Human Resources. In her current role as Chief Human Resources Officer, she has executive oversight of the Company’s human resource strategies, which includes organizational design and succession planning, talent acquisition and retention, performance management, professional development and compensation and benefits. Prior to joining the Company, Ms. Pancoe held various human resource management roles within the power generation and engineering services industry. Ms. Pancoe holds a bachelor’s degree in psychology from Clark University in Worcester, MA, and an MBA from the University at Albany. In addition, she maintains a certified professional human resources designation. Brooke Pancoe, Executive Vice President, Chief Human Resources Officer Mr. Jacobs joined the Company in 2003 as Information Systems Manager. He was later promoted to Senior Vice President and then Executive Vice President. As Chief Information Officer, Mr. Jacobs guides the Company’s strategic technology plans. He has more than 30 years of experience in the community banking industry, having previously served as Operations Manager at Cohoes Savings Bank and Item Processing Manager at Hudson River Bank and Trust. Mr. Jacobs earned a bachelor’s degree in finance from Siena College and an associate degree in business administration from Hudson Valley Community College. Michael Jacobs, Executive Vice President, Chief Information Officer

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